Ex. 99.1

BRE Properties Announces Ongoing Process to Explore Strategic Alternatives

Company Release - 12/09/2013 08:30

SAN FRANCISCO--(BUSINESS WIRE)-- BRE Properties, Inc. (NYSE:BRE), a leading owner, operator and developer of high-quality apartment communities in targeted growth markets in California and Seattle, today announced that its Board of Directors, working with its management team and the Company’s advisors, has been in an ongoing process of exploring strategic alternatives to enhance shareholder value. The BRE Board has undertaken a comprehensive and thorough review of alternatives that include, among other things, a possible sale or merger of BRE. Wells Fargo Securities is acting as financial advisor and Latham & Watkins LLP is serving as legal advisor to BRE in connection with the review of strategic alternatives.

In connection with a solicitation of indications of interest by BRE, the Company has received a non-binding proposal from Essex Property Trust, Inc. (NYSE:ESS) (“Essex”) to acquire BRE in a negotiated merger in which each outstanding share of BRE common stock would be exchanged for 0.2971 shares of Essex common stock and $12.33 in cash. The companies are currently engaged in discussions regarding this proposal and have agreed to an exclusivity period.

The Company notes that no decision has been made by the Board regarding any particular alternative available to the Company (including any transaction with Essex) and that there can be no assurances that any transaction will be entered into or consummated. BRE does not intend to discuss or disclose developments with respect to this process unless and until the Board has approved a definitive course of action.

About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in the major metropolitan markets of Southern and Northern California and Seattle. As of September 30, 2013, BRE directly owned 75 multifamily communities (totaling 21,396 homes) and has a joint venture interest in an additional apartment community (totaling 252 homes). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the Company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events (including, but not limited to, any transaction with Essex or anyone else): defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The Company assumes no obligation to update this information. For more details, refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Investors:

BRE Properties, Inc.

Stephanie Andre, 415-445-3745

Or

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Jonathan Keehner

212-355-4449

Source: BRE Properties, Inc.